UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2005

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Severance Pay Plan for Executive Employees

Portland General Electric Company Severance Pay Plan for Executive Employees

On June 15, 2005, the Compensation Committee of the Board of Directors of Portland General Electric Company (PGE, or the Company) adopted the Portland General Electric Company Severance Pay Plan for Executive Employees (Severance Plan), which is summarized below. A copy of the Severance Plan is attached hereto as Exhibit 10.1.

Purpose

The purpose of the Severance Plan is to define the benefits provided to executive employees whose employment is permanently terminated by PGE as a result of (i) a corporate, departmental or work group reorganization, including without limitation, a position elimination, or (ii) similar business circumstances, as determined by the Company (any such event a Reorganization).

Eligibility to Participate

Employees are eligible to participate in the Severance Plan if they are regular full-time executives employed by PGE or a participating affiliate at a level of vice president or above unless they:

  are covered under the provisions of another severance pay plan that provides for a form of severance remuneration upon termination of employment; or

  have a written employment contract that provides for a form of severance remuneration upon termination of employment.

Eligibility for Benefits

To be eligible to receive severance benefits under the Severance Plan, an eligible executive must:

  suffer a permanent termination of employment from the Company or a participating affiliate in connection with a Reorganization; and

  execute a waiver and release in favor of the Company and its affiliates, within the time limit, and on the form prescribed by the Company.

Generally, to receive benefits under the Severance Plan, the eligible executive must suffer an involuntary employment termination (other than for "cause" (as defined in the Severance Plan), death or disability). However, if an eligible executive's employment terminates following a refusal to accept the offer of another position within the Company or with a portion of the Company that has or is proposed to be divested, or any purchaser of such portion of the Company or any affiliate thereof (a Divested Employer) and such employment termination would otherwise qualify the executive for severance benefits, such executive would be eligible for severance if the position either:

  did not provide compensation at least equal to the executive's then existing base salary or rate of compensation (or if a sign-on bonus was offered, when combined with such existing base salary or rate of compensation was not at least one-hundred twenty-five percent (125%) of the executive's then existing base salary or hourly rate of compensation); or

  located more than fifty (50) miles from the executive's place of employment at the time of such offer, or would require the executive to travel more than an additional fifty (50) miles farther than the executive's place of employment at the time of such offer (excluding any such travel that may be consistent with the executive's business travel obligations) without relocation benefits that are equivalent to the relocation benefits the executive would be entitled to under the existing relocation policy of the Company or a participating affiliate then applicable to the executive.

If an offer of employment is made by the Company or a Divested Employer that does not meet the above requirements and an executive's employment is terminated following his or her refusal to accept such offer, the executive is not eligible for severance benefits under the Severance Plan.

Similarly, an executive is not eligible for severance benefits under the Severance Plan if the executive's employment is terminated (i) for cause, (ii) in connection with a short-term layoff in which the executive is subject to recall within a reasonable time, (iii) if executive will receive other severance or termination benefits outside of the Severance Plan (e.g., an enhanced retirement package), or (iv) if the Company's chief executive officer determines in writing that severance will not be paid (e.g., in connection with a particular business transaction).

Amount of Benefit

The severance benefit ranges from 13 to 52 weeks of base pay, depending on years of service as shown on the chart below, and is payable in a lump sum no later than 60 days following employment termination (or, if later, the date any revocation period expires on the required waiver and release).

Years of Service	Severance Benefit
Up to 2 years of service	13 weeks of base pay
2 years of service, but less than 3 years	26 weeks of base pay
3 years of service, but less than 4 years	39 weeks of base pay
4 or more years of service	52 weeks of base pay

If an executive receives additional remuneration, by virtue of the federal Worker Adjustment Retraining Notification Act, such amount is offset against the severance benefit amount.

If, within one year following termination of employment, an executive who has received severance benefits under the Severance Plan is rehired by the Company or by a Divested Employer or any of their affiliates, the executive must refund to the Company the severance benefits received less the amount of base pay the executive would have received had the executive remained employed at his or her base pay at termination until the date of his or her reemployment or employment.

If an executive who has received severance benefits from the Company under the Severance Plan or any other arrangement is reemployed by the Company or an affiliate, service used in calculating the severance pay (excluding any service attributable to any severance pay refunded by the executive) is not used in any subsequent severance pay calculation under the Severance Plan.

Amendment or Termination of Severance Plan

The Company has reserved the right to amend or terminate the Severance Plan at any time. If the Severance Plan is terminated, all severance benefits in "pay status" will be paid but any other right to severance benefits shall cease.

Outplacement Assistance Plan

Portland General Electric Company Outplacement Assistance Plan

On June 15, 2005, the Compensation Committee of the Board of Directors of PGE adopted the Portland General Electric Company Outplacement Assistance Plan (Outplacement Plan). Although both management employees (including executive officers) and non-management employees participate in the Outplacement Plan, the summary below explains how the Outplacement Plan operates only with respect to the Company's executive officers. The main difference in benefits provided under the Outplacement Plan is that management employees receive outplacement benefits for a guaranteed minimum time period in the event of a Reorganization (defined below). A copy of the Outplacement Plan is attached hereto as Exhibit 10.2.

Purpose

The purpose of the Outplacement Plan is to provide outplacement benefits to eligible employees whose employment is permanently terminated as a result of a (i) a corporate, departmental or work group reorganization, including without limitation, a position elimination, or (ii) similar business circumstances, as determined by the Company (any such event a Reorganization).

Eligibility to Participate

Executives receiving benefits under the Severance Plan are eligible for benefits under the Outplacement Plan. Former employees who would have been eligible for severance benefits under the Severance Plan except that they accepted employment with a portion of the Company that has or is proposed to be divested, or any purchaser of such portion of the Company or any affiliate thereof (a Divested Employer) are also eligible for benefits under the Outplacement Plan if their employment with such Divested Employer is involuntarily terminated without "cause" (as defined in the Outplacement Plan) within 12 months after their employment with the Company or a participating affiliate has terminated.

Eligibility to Receive Benefits

To receive benefits, an eligible executive must initiate outplacement services no later than thirty days after employment terminates with the Company, a participating affiliate or a Divested Employer. Eligible executives are not eligible for pay in lieu of outplacement benefits.

Description of Benefits

The Plan provides for the Company to pay for outplacement benefits offered by a provider selected by the Company for an initial three month period with the ability to extend for at least one additional three month period. In no event will outplacement benefits be provided for a period in excess of 12 months.

Amendment or Termination of Severance Plan

The Company has reserved the right to amend or terminate the Outplacement Plan at any time.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Description

(10) Material Contracts

10.1 Portland General Electric Company Severance Pay Plan for Executive Employees, dated June 15, 2005

10.2 Portland General Electric Company Outplacement Assistance Plan, dated June 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

June 17, 2005	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

June 17, 2005	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer